Exhibit 25.02

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2) [      ]

Computershare Trust Company, National Association

(Exact name of trustee as specified in its charter)

National Banking Association (Jurisdiction of incorporation of organization if not a U.S. national bank)	04-3401714 (I.R.S. Employer Identification Number)

150 Royall Street, Canton, MA (Address of principal executive offices)	02021 (Zip Code)

Computershare Trust Company, National Association
Attn: Legal Department

150 Royall Street

Canton, MA 02021

(781) 575-3538

(Name, address and telephone number of agent for service)

NuStar Energy L.P.

(and the subsidiaries identified in footnote (*) below)

(Exact name of registrant as specified in its charter)

Delaware	74-2956831
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

19003 IH-10 West San Antonio, Texas 78257 (210) 918-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Subordinated Debt Securities
(Title of the indenture securities)

* Each of the following is a co-registrant that may issue some or all of the securities:

NUSTAR LOGISTICS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	74-2958817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

NUSTAR PIPELINE OPERATING PARTNERSHIP L.P.

(Exact name of registrant as specified in its charter)

Delaware	75-2287683
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

340 Madison Avenue, 4th Floor

New York, NY 10017-2613

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

None.

Item 16.	List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

1.             A copy of the articles of association of the trustee as now in effect.*

2.             A copy of the certificate of authority of the trustee to commence business.**

3.             A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Computershare Trust Company, National Association.**

4.             A copy of the existing bylaws of the trustee as now in effect.*

6.             The consent of the Trustee required by Section 321(b) of the Act.

7.             A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

*              Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 7.3 to the Filing F-9 dated February 3, 2012 of The Bank of Nova Scotia, file number 333-179383.

**            Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Filing S-3ASR dated December 22, 2021 of The Wendy’s Company, file number 333-261843.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Computershare Trust Company, National Association, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 4th day of May, 2022.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
By:	/s/ Patrick Giordano
Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of debt securities, Computershare Trust Company, National Association hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
By:	/s/ Patrick Giordano
Vice President

May 4, 2022

EXHIBIT 7

Consolidated Report of Condition of

Computershare TRUST COMPANY, NATIONAL ASSOCIATION

150 Royall Street, Canton, MA 02021

at the close of business December 31, 2021.

ASSETS	Dollar Amounts In Thousands

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	-0-
Interest-bearing balances	-0-
Securities:
Held-to-maturity securities	-0-
Available-for-sale securities	224,842
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	-0-
Securities purchased under agreements to resell	-0-
Loans and lease financing receivables:
Loans and leases held for sale	-0-
Loans and leases, net of unearned income	-0-
LESS: Allowance for loan and lease losses	-0-
Loans and leases, net of unearned income and allowance	-0-
Trading assets	-0-
Premises and fixed assets (including capitalized leases)	25,436
Other real estate owned	-0-
Investments in unconsolidated subsidiaries and associated companies	-0-
Direct and indirect investments in real estate ventures	-0-
Intangible assets:
Goodwill	738,825
Other intangible assets	-0-
Other assets	52,684
Total assets	1,041,787
LIABILITIES
Deposits:
In domestic offices	-0-
Noninterest-bearing	-0-
Interest-bearing	-0-
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	-0-
Securities sold under agreements to repurchase	-0-
Trading liabilities	-0-
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	-0-
Not applicable
Not applicable
Subordinated notes and debentures	-0-
Other liabilities	178,811
Total liabilities	178,811
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	500
Surplus (exclude all surplus related to preferred stock)	827,224
Retained earnings	35,252
Accumulated other comprehensive income	-0-
Other equity capital components	-0-
Total bank equity capital	862,976
Noncontrolling (minority) interests in consolidated subsidiaries	-0-
Total equity capital	862,976
Total liabilities and equity capital	1,041,787

I, Robert G. Marshall, Assistant Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Robert G. Marshall

Robert G. Marshall

Assistant Controller